Exhibit 99.1

INNOVAQOR, INC. PROVIDES UPDATE ON CURALLO PRODUCT AND CONTEMPLATED SHARE EXCHANGE

WEST PALM BEACH, Fla. (December 4, 2023) — InnovaQor, Inc. (OTC: INQR) Chief Executive Officer, Darrell Peterson recently joined Stock Day host Matthew Dunehoo to provide an update on the development of Curallo and discuss the preferred share exchange offer contemplated by the Company.

Dunehoo began the interview by asking Peterson to provide an update on the business and especially the status of the Curallo product that had been discussed on a previous show.

Peterson explained that the current business is stable and that significant upgrades had recently been completed on the Company’s EHR product, Medical Mime. He confirmed renewed sales and marketing efforts to add more revenue from existing products.

Peterson then provided an update on Curallo, the next-generation platform for medical professionals being built by InnovaQor. He explained that this was an exciting product from both a differentiated service offering and revenue opportunity. He confirmed that a demonstration of the Curallo product was now available on the website www.curallo.com and further described the intention to start creating a community of Curallo users.

Dunehoo then asked Peterson to further explain the contemplated share exchange offer that had recently been announced by the Company.

Peterson explained that the Company was attempting to avoid a reverse split to restructure the Company’s capital and was instead contemplating the exchange offer as a mechanism to reduce the number of common shares currently outstanding. He described how the Company was considering a minimum exchange offer price of $0.005 for common shares in exchange for preferred shares that would have a mandatory conversion in three and four years and voiced his hope that this would be accepted by common shareholders and well received in the marketplace.

Dunehoo stated his opinion that this was a was a very interesting and attractive alternative to a reverse split and voiced that he liked the minimum exchange price of $0.005 for common shares. He asked Peterson if he could confirm that InnovaQor is not completing a reverse split.

Peterson stated that it was not possible to guarantee the Company will not have to complete a reverse split but confirmed the intention to do everything possible to avoid one. He explained that a preferred E or F shareholder would be locked into a stated value of shares as opposed to a number of common shares.

Dunehoo finished the interview by asking Peterson what message he would like the listeners to take away from today’s show. Peterson thanked Dunehoo for the opportunity to update his listeners about InnovaQor and voiced his hope that the audience would recognize the vision and efforts to build a viable business. He finished by inviting the audience to visit the Company’s websites to find more information and updates on the various projects.

To hear Darrell Peterson’s entire interview follow the link to the podcast here:

https://audioboom.com/posts/8410587-innovaqor-inc-is-featured-on-the-stock-day-podcast

For further information on InnovaQor, Inc., and all the Company’s products please visit www.innovaqor.com

About InnovaQor, Inc.

InnovaQor delivers innovative technology and software solutions for the medical sector and intends to build a communication platform specifically for the medical sector, which will facilitate communication and collaboration between peers and allow the addition of revenue generating bolt on offers, including existing solutions and a new recruitment matching product for the healthcare sector.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Gerard Dab

561 421 1905

press@innovaqor.com